UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.


                          SCHEDULE 14A INFORMATION


        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. )

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        Rule14a-6(e)(2))
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[X]     Soliciting Material Pursuant to Rule 14a-12

                              El Paso Corporation
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               (Name of Registrant as Specified in its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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EL PASO CORPORATION BOARD NAMES RONALD L. KUEHN, JR. CEO AND CHAIRMAN; CEO
SEARCH CONTINUES

HOUSTON, TEXAS, MARCH 12, 2003--El Paso Corporation (NYSE:EP) today announced that its Board of Directors has appointed Ronald L. Kuehn, Jr. to serve as chief executive officer and chairman of the board, replacing William A. Wise, effective immediately. While Mr. Wise had previously agreed to step down by the end of the year and assist in a CEO transition plan, the board has now accelerated the transition to provide strong leadership and stability while in search of a permanent CEO. The board recognizes that the CEO search has been complicated by the announced proxy contest and believes that the pursuit of the company's business strategy will be better served without leadership uncertainty.
      Ronald L. Kuehn, Jr., El Paso's lead director, stated, "I am honored to serve as chairman and CEO while a new CEO is selected. All of the building blocks are in place--El Paso is a great company with world-class assets and the finest employees in the business. While our industry has recently faced unprecedented challenges, I am confident that the board and company will continue to take the necessary actions to preserve and enhance the value of El Paso."
      "The company is making steady progress on executing our business plan. We have signed agreements for or closed approximately 45 percent, or $1.5 billion, of the $3.4 billion of asset sales the company expects in 2003.
This includes the anticipated closing this week of the agreement with Chesapeake Energy Corporation for the sale of our Mid-Continent natural gas and oil reserves for $500 million. We are also continuing to work towards resolution of the company's outstanding legal and regulatory issues."
      "Under Bill's direction, El Paso assembled North America's leading natural gas franchise and the largest natural gas pipeline network in the United States. He was instrumental in the creation and implementation to date of our 2003 business plan," concluded Mr. Kuehn.
      The company disclosed that Mr. Wise will receive severance benefits provided under his pre-existing employment agreement, principally his salary, half of his annual bonus, and pension benefits, for the remaining three-year term of the agreement. Mr. Wise's outstanding loan obligations will remain payable to the company. Under the agreement, Mr. Wise will no longer be eligible to receive change in control benefits.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
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This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, our ability to attract and retain qualified members of the Board of Directors; the successful recruitment and retention of a qualified CEO; the successful implementation of the 2003 operational and financial plan; actions by the credit rating agencies; the successful close of financing transactions; our ability to successfully exit the energy trading business; our ability to divest of certain non-core assets; changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results.

ADDITIONAL IMPORTANT INFORMATION
Prior to its 2003 annual meeting, El Paso will furnish to its shareholders El Paso's definitive proxy statement relating to this meeting, together with a WHITE proxy card. Shareholders are strongly advised to read this proxy statement when it becomes available, as it will contain important information.

Shareholders will be able to obtain El Paso's proxy statement, any amendments or supplements to the proxy statement and any other documents filed by El Paso with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at El Paso's Internet Web site at www.elpaso.com or by writing to El Paso Corporation, Investor Relations, PO Box 2511, Houston, TX 77252. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at
(800) 322-2885 Toll-Free or by email at proxy@mackenziepartners.com.

To the extent that individual customers, independent industry researchers, financial analysts, or El Paso commissioned research, are quoted herein, it is El Paso's policy to use reasonable efforts to verify the source and accuracy of the quote. El Paso has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of El Paso.

Information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of El Paso's shareholders is contained in a Schedule 14A filed by El Paso with the Securities and Exchange Commission on February 18, 2003.

Contacts
Communications and Government Affairs
Norma F. Dunn, Senior Vice President
Office: (713) 420-3750
Fax: (713) 420-3632

Investor Relations
Bruce L. Connery, Vice President
Office:  (713) 420-5855
Fax:     (713) 420-4417

Alternate Contacts
Joele Frank/Dan Katcher
Joele Frank, Wilkinson Brimmer Katcher
Office: (212) 355-4449
Fax: (212) 355-4554